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                                                                     EXHIBIT 11



     CALCULATION OF SHARES USED IN DETERMINING INCOME PER SHARE


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                                            THREE MONTHS ENDED
                                                 MARCH 31,
                                       --------------------------
                                         1996            1995
                                       --------------------------
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING DURING PERIOD              20,441,490      19,517,590


EFFECT OF COMMON STOCK EQUIVALENTS
COMPUTED IN ACCORDANCE WITH THE
TREASURY STOCK METHOD                   1,145,494       1,188,468
                                       ----------      ----------

                                       21,586,984      20,706,058
                                       ----------      ----------


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